Exhibit 23
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-63489 and 333-141905) pertaining to the Intel Corporation 401(k) Savings Plan and the Intel Corporation Sheltered Employee Retirement Plan Plus of our report dated June 18, 2007, with respect to the financial statements and schedules of the Intel Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
San Jose, California
June 18, 2007

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